EXHIBIT 5.1
June 25, 2007
Opko Health, Inc.
4400 Biscayne Blvd, Suite 1500
Miami, Florida 33137
Ladies and Gentlemen:
We have acted as counsel to Opko Heath, Inc. (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of (i) 35,000,000 shares of Common Stock, par value per share, of the Company (the “Common Stock”) that may be issued pursuant to the Opko Health, Inc. 2007 Equity Incentive Plan, (ii) 10,638,221 shares of Common Stock that may be issued under the Acuity Pharmaceuticals, Inc. 2003 Equity Incentive Plan and (iii) 4,436,878 shares of Common Stock that may be issued under an agreement entered into by Froptix Corporation with one of its founders.
In connection with the Registration Statement, we have examined, considered and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the plan or agreement under which such shares of Common Stock may be issued, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.
The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ Akerman Senterfitt